By Electronic Delivery to: dharkins@zanettsecure.com

July 6, 2011

Mr. Dennis J. Harkins
President and Chief Financial Officer
Zanett, Inc.
635 Madison Avenue, 15th Floor
New York, NY  10022

Re:	Zanett, Inc. (the “Company”)
Nasdaq Security:  Common Stock
Nasdaq Symbol:   ZANE

Dear Mr. Harkins:

As you are aware, our Listing Rules (the “Rules”) require listed securities to maintain a minimum bid price of $1 per share.  Based upon the closing bid price for the last 30 consecutive business days, the Company no longer meets this requirement.(1) However, the Rules also provide the Company a compliance period of 180 calendar days in which to regain compliance.

If at any time during this 180 day period the closing bid price of the Company’s security is at least $1 for a minimum of ten consecutive business days, we will provide you written confirmation of compliance and this matter will be closed.  Please note that if the Company chooses to implement a reverse stock split, it must complete the split no later than ten business days prior to the expiration date in the table below in order to regain compliance.(2)

(1)	For online access to all Nasdaq Rules, please see “Nasdaq Reference Links,” included with this letter.
(2)
For additional information with respect to compliance periods please see attached “Factors to be considered when cited for non-compliance with the $1.00 minimum bid price.”  This attachment includes relevant excerpts from the Frequently Asked Questions section of the “Nasdaq.com” website.

In the event the Company does not regain compliance, the Company may be eligible for additional time. To qualify, the Company will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement, and will need to provide written notice of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary.  If the Company meets these requirements, we will inform the Company that it has been granted an additional 180 calendar days. However, if it appears to Staff that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible, we will provide notice that its securities will be subject to delisting.(3)

Our Rules require that the Company promptly disclose receipt of this letter by either filing a Form 8-K, where required by SEC rules, or by issuing a press release.  The announcement needs to be made no later than four business days from the date of this letter and must include the continued listing criteria that the Company does not meet.(4)  The Company must also provide a copy of the announcement to Nasdaq’s MarketWatch Department at least 10 minutes prior to its public release.(5)  For your convenience attached is a list of news services.  Please note that if you do not make the required announcement trading in your securities will be halted.(6)

The following table summarizes the critical dates and information as related to this matter.

Period below $1.00 bid price	Expiration of 180 calendar day compliance period	Public Announcement Due Date	Relevant Listing Rules

May 20, 2011 – July 5, 2011	January 3, 2012	July 12, 2011	5550(a)(2) – bid price 5810(c)(3)(A) – compliance period 5810(b) – public disclosure 5505 – Capital Market criteria

Finally, an indicator will be displayed with quotation information related to the Company’s securities on NASDAQ.com and NASDAQTrader.com and may be displayed by other third party providers of market data information.  Also, a list of all non-compliant Nasdaq companies and the basis for such non-compliance is posted on our website at https://listingcenter.nasdaqomx.com.  The Company will be included in this list commencing five business days from the date of this letter.

(3)	At that time, the Company may appeal the delisting determination to a Hearings Panel.
(4)	Listing Rule 5810(b).
(5)	The notice must be submitted to Nasdaq’s MarketWatch Department through the Electronic Disclosure service available at www.NASDAQ.net.
(6)	Listing Rule IM-5810-1. /s/ Pamela D. Morris

If you have any questions, please do not hesitate to contact me at +1 301 978 8053.

Sincerely,

Pamela D. Morris
Lead Analyst
Nasdaq Listing Qualifications

NASDAQ REFERENCE LINKS

Topic	Description
NASDAQ Listing Rules	All initial and continued listing rules
Corporate Governance	Independent directors, committee requirements and shareholder approval
Fees	FAQ's Listing Fees
Frequently Asked Questions (FAQ's)	Topics related to initial and continued listing
Hearing Requests & Process	Discussion of the Nasdaq Hearings process
Listing of Additional Shares (LAS)	Explanation of Nasdaq’s Listing of Additional Shares process
Transfer to the Nasdaq Capital Market	Procedures and application to transfer securities to the Nasdaq Capital Market

Access to all Nasdaq listing information and forms can be accessed at the following: https://listingcenter.nasdaqomx.com/Home.aspx

DIRECTORY OF NEWS SERVICES*

The use of any of these services will satisfy NASDAQ’s listing rules that require the disclosure of specific information in a press release or public announcement.  The Company must ensure that the full text of the required announcement is disseminated publicly.  The Company has not satisfied this requirement if the announcement is published as a headline only or if the news service determines not to publish the full text of the story.

News Service	Internet Address	Telephone Number
Bloomberg Business News	www.bloomberg.com	Phone: +1 212 318 2000
Business Wire	www.businesswire.com	Toll free: +1 800 227 0845 Phone: +1 415 986 4422
Dow Jones News Wire	www.dowjones.com	Toll free: +1 800 223 2274 Phone: +1 212 416 2400
GlobeNewswire (A NASDAQ OMX Co.)	www.globenewswire.com	Toll free: +1 800 307 6627 Phone: +1 310 642 6930
MarketWire	www.marketwire.com	Toll free: +1 800 774 9473 Phone: +1 310 765 3200
PR Newswire	www.prnewswire.com	Toll free: +1 800 776 8090 Phone: +1 201 360 6700
Reuters	www.thomsonreuters.com	Phone: +1 646 223 4000

*
Nasdaq cannot render advice to the Company with respect to the format or content of the public announcement.  The following is provided only as a guide that should be modified following consultation with securities counsel:  the Company received a Nasdaq Staff Deficiency Letter on (DATE OF RECEIPT OF STAFF DEFICIENCY LETTER) indicating that the Company fails to comply with the (STOCKHOLDERS’ EQUITY, MINIMUM BID PRICE, MARKET VALUE OF PUBLICLY HELD SHARES, etc.) requirement(s) for continued listing set forth in Listing Rule(s). Factors to be considered when cited for non-compliance with the $1.00 minimum bid price

What is NASDAQ's compliance process for companies failing to meet the $1.00 minimum bid price requirement? NASDAQ uses the consolidated closing bid price to determine whether a company complies with this requirement. If a company trades for 30 consecutive business days below the $1.00 minimum closing bid price requirement, NASDAQ will send a deficiency notice to the company, advising that it has been afforded a "compliance period" of 180 calendar days to regain compliance with the applicable requirements.

Thereafter, Capital Market companies can receive an additional 180-day compliance period if they meet the market value of publicly held shares requirement for continued listing and all other initial inclusion requirements for the Capital Market, except for the bid price requirement. If a Global Select Market or Global Market company is unable to comply with the bid price requirement prior to the expiration of its 180-day compliance period, it may transfer to The NASDAQ Capital Market, so as to take advantage of the additional compliance period offered on that market, provided it meets the market value of publicly held shares requirement for continued listing and all other requirements for initial listing on The NASDAQ Capital Market, except for the bid price requirement. In order to be afforded an additional 180-day compliance period a company must also notify Nasdaq of its intent to cure this deficiency. If a company does not indicate its intent to cure the deficiency, or if it does not appear to Nasdaq that it is possible for the company to cure the deficiency, the company will not be eligible for the second grace period.

In order to achieve compliance with the bid price requirement, a security must maintain a closing $1.00 bid price for a minimum of 10 consecutive business days. Although an automated computer system tracks each company's bid price on a daily basis, it is suggested that the company contact its  Listing Qualifications  analyst when it believes compliance has been achieved. NASDAQ will provide all compliance determinations, in writing, to the company.
If the company does not demonstrate compliance within the compliance period, it will be issued a delisting letter, which it may appeal at that time. See  Hearings Process  for additional information. (Updated: October 20, 2010)
How does NASDAQ measure the bid price of a security? NASDAQ uses the consolidated closing bid price to determine whether a company complies with the bid price requirements for continued listing. A NASDAQ issuer can view its security's consolidated closing bid price by accessing "Trading History" on the www.nasdaq.net website.

How does a company regain compliance with the minimum bid price requirement? In order to regain compliance with the minimum bid price requirement, a security must have a closing bid price of $1.00 or more for 10 consecutive business days.

NASDAQ uses the consolidated closing bid price to determine whether a company complies with the bid price requirements for continued listing. A NASDAQ issuer can view its security's consolidated closing bid price by accessing "Trading History" on the www.nasdaq.net website.

Although an automated computer system tracks each company's bid price on a daily basis, it is suggested that the company contact its  Listing Qualifications  analyst when it believes compliance has been achieved. NASDAQ will provide all compliance determinations, in writing, to the company.

Under certain circumstances, to ensure that the company can sustain long-term compliance, NASDAQ may require the closing bid price to equal or to exceed the $1.00 minimum bid price requirement for more than 10 consecutive business days before determining that a company complies. In determining whether to look beyond the 10 days, NASDAQ will consider, but is not limited to, the following factors:

▪	Margin of compliance (the amount by which the price is above the $1.00 minimum standard);
▪	Trading volume (a lack of trading volume may indicate a lack of bona fide market interest in the security at the posted bid price);
▪	The market maker montage (e.g., if only one of eight market makers is quoting at or above the minimum bid price and the quote is only for 100 shares, then added scrutiny may be appropriate); and
▪	The trend of the stock price (is it up or down?).

Does NASDAQ accept reverse stock splits as a method to regain compliance with the minimum bid price requirement? Yes. NASDAQ views reverse stock splits as an acceptable method to regain compliance. If the company determines to implement a reverse stock split, it will need to provide certain information to NASDAQ. See the following  Frequently Asked Question  for additional information. Furthermore, to inform the market of the reverse stock split, NASDAQ will append a suffix character, "D", to the company's symbol for approximately 20 trading days following the reverse stock split. (Updated: June 3, 2009)

What happens if a company does not regain compliance with the minimum bid price requirement during the compliance period? If a company is unable to resolve its bid price deficiency during the applicable compliance period, NASDAQ Staff will issue a delisting letter. At that time, the company may request a hearing before a Listing Qualifications Panel, which will stay the delisting.

The company will have the opportunity to present its plan to regain compliance to the Panel. This plan of compliance should include implementation of a reverse stock split in the near term. In appropriate cases, and so long as a company commits to implementation of a reverse split within 180 days of the delisting notification, Panels may also consider other factors, such as the company's fundamental financial strengths and weaknesses, the overall market, the company's historical bid price, and impending disclosures, corporate actions and strategic business plans that the company believes may impact its bid price.